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                                                                    Exhibit 23.4


                             [CONSENT OF KPMG LLP]


The Board of Directors
of Texas Bancshares, Inc.

We consent to the incorporation by reference in this registration statement on Form S-4 of Wells Fargo & Company of our opinion dated September 15, 1999 regarding the U.S. federal income tax consequences of the merger of a wholly-owned subsidiary of Wells Fargo & Company with Texas Bancshares, Inc., which opinion is included as Exhibit 8.1 to an earlier filed registration statement of Wells Fargo & Company (File No. 333-86323).


/s/ KPMG LLP

San Antonio, Texas
October 6, 1999